UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2007 (January 26, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

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(d) Mr. Edward P. Garden was appointed a director of Chemtura Corporation, effective January 26, 2007 and will serve on the Finance and Pension Committee and the Organization, Compensation and Governance Committee of the Board of Directors. Mr. Garden will join Class III and serve as a director until the Annual Meeting of Stockholders in 2009.

Mr. Garden is a principal of Trian Fund Management, L.P. (“Trian”). He was appointed with the understanding that Trian would not nominate a slate of directors at the Company’s 2007 Annual Meeting of Stockholders.

A copy of a press release announcing Mr. Garden’s appointment as a director of the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

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(d)    Exhibits.

Exhibit Number   Exhibit Description
99.1	Press Release Dated January 26, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:	January 26, 2007

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release Dated January 26, 2007